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                                                                    Exhibit 3.24

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                     FILED 04:00 P.M. 09/29/2000
                                                             001494728 - 3115468


                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION
                                       OF
                        IASIS HOMECARE OF ARIZONA, INC.


     Pursuant to Section 242 of the Delaware General Corporation Law (the "Law"), IASIS Homecare of Arizona, Inc. hereby adopts the following Certificate of Amendment to its Certificate of Incorporation and does hereby certify:

     1. That by an action taken on unanimous written consent, the Board of Directors of IASIS Homecare of Arizona, Inc. duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that upon stockholder approval, the Company amend Article I of the Certificate of Incorporation in its entirety to read as follows:

          1.   The name of the corporation is IASIS Finance, Inc.

     2. That in lieu of a meeting and vote of stockholders, the stockholders of IASIS Homecare of Arizona, Inc. have given written consent to said amendment in accordance with the provisions of Section 228 of the Law.

     3. That the amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and 228 of the Law.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to the Certificate of Incorporation of IASIS Homecare of Arizona, Inc.

     Dated as of September 28th, 2000.


                                   IASIS HOMECARE OF ARIZONA, INC.




                                   By: /s/ W. Carl Whitmer
                                      -----------------------
                                           W. Carl Whitmer

                                   Title:  VP & Treasurer
                                         --------------------